S4
S55
S61
S57
S58
L105
L7
L8
L11
L56/L93
L58
L70/L97
L72
L73
Prospectus
Loan ID
Property Name
Property
Type
City
State
Date Added
to Watchlist
Ending
Scheduled
Loan Balance
Paid Thru
Date
Maturity
Date
Preceding
Fiscal Yr
DSCR
NOI/NCF
Preceding
Fiscal Yr
Financial As
of Date
Most
Recent
DSCR
NOI/NCF
Most Recent
Financial As
of Start Date
Most Recent
Financial As
of End Date
Comment/Action to be taken
Trigger
Codes
Total:
0
0.00
*
This Watch List is prepared using Portfolio Guidelines contained in CMSA IRP Version 3.1
*
For all DSCR based Watch List criteria, Wachovia only uses year-end normalized results to add or remove loans from the Watch List.
*
Trigger 1F is applicable to Fixed Rate Loans only.
Watch List Criteria:
1A
1B
1C
1D
1E
1F
1G
1H
1I
1J
Delinquent P&I payment (> or = 2 payments due)
Delinquent Taxes (> 90 days past due)
Watch List Report for GCCFC 2005 GG5
As of 12/06/2005
Delinquent or Forced Placed Insurance (> 30 days delinquent)
Outstanding Servicing Advances (> 30 days delinquent)
DSCR < 1.10; DSCR <= 1.20 for Healthcare & Lodging (Uses normalized FYEBA DSCR) - excludes CTL, Co-ops, Ground Leases and Single Tenant NNN
DSCR <= 75% UW DSCR and when DSCR is < 1.40 (Uses normalized FYEBA DSCR) - excludes CTL, Ground Leases and Single Tenant NNN
Floater DSCR is < 0.95 or DSCR is < or = to 70% of the UW DSCR (Uses normalized FYEBA DSCR) - excludes CTL, Ground Leases and Single Tenant NNN
Defaulted or matured senior lien and/or mechanics lien in excess of 5% UPB
Defaulted, matured, or discovery of previously undisclosed. subordinate lien including mezzanine debt (when noticed)
Any unplanned draw on LOC or Reserve to Pay Debt Service (unless the draw on LOC or reserve is permitted due to the seasonal nature of the related property) (when noticed)